                                                                      EXHIBIT 21

                          MEDSTONE INTERNATIONAL, INC.

                                  SUBSIDIARIES

             Name                                   Jurisdiction
             ----                                   ------------
       United Physicians Resources, Inc.             Delaware
       Northern Nevada Lithotripsy Associates, LLC   Nevada
       Southern Idaho Lithotrispy Associates, LLC    California
       Medstone International, Ltd.                  Scotland
       Zenith Medical Systems, Ltd.                  England